Exhibit 10.26

ALLY FINANCIAL INC.

2011 EXECUTIVE PERFORMANCE PLAN

Ally Financial Inc. (the “Company”) hereby establishes and adopts the following 2011 Executive Performance Plan (the “Plan”) to provide incentive compensation awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

1.	PURPOSES OF THE PLAN

The purposes of the Plan are to advance the interests of the Company and its shareholders and assist the Company in attracting and retaining executive officers of the Company and its Subsidiaries who, because of the extent of their responsibilities, can make significant contributions to the Company’s success by their ability, industry, loyalty and exceptional services, by providing incentives and financial rewards to such executive officers.

2.	DEFINITIONS

2.1. “Award” shall mean the amount of the Incentive Award paid to a Participant pursuant to the Plan.

2.2. “Board” shall mean the board of directors of the Company.

2.3. “Cause” shall have the meaning set forth in the Incentive Compensation Plan (without regard to the reference to a Participant’s Award Agreement), unless the Committee provides otherwise at the time it makes its designations under Section 4.1. In addition, failure to promptly repay any Award that is determined to be owed to the Company pursuant to Section 5.12 below shall also constitute Cause.

2.4. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.5. “Committee” shall mean the Compensation, Nominating and Governance Committee of the Board or any subcommittee thereof formed by the Compensation, Nominating and Governance Committee to act as the Committee hereunder. For purposes of satisfying the requirements of Section 162(m) of the Code and the regulations thereunder, the Committee shall be comprised solely of two or more “outside directors” as such term is defined in Section 162(m) of the Code.

2.6. “Core Pre-Tax Income” shall mean the Company’s income from continuing operations before taxes and bond exchange original issue discount amortization expense reported on a consolidated basis in the Company’s audited financial statements for the applicable year.

2.7. “Disability” shall have the meaning set forth in the Incentive Compensation Plan (without regard to the reference to a Participant’s Award Agreement), unless the Committee provides otherwise at the time it makes its designations under Section 4.1.

2.8. “Incentive Award” shall mean an amount equal to 2.0%, in the case of the Company’s Chief Executive Officer and 1.0%, in the case of each other Participant, of the Company’s Core Pre-Tax Income for each full calendar year in the Performance Period (proportionately adjusted for any portion of the Performance Period that is less than a full calendar year).

2.9. “Incentive Compensation Plan” shall mean Ally Financial Inc. 2011 Incentive Compensation Plan, as amended and restated from time to time.

2.10. “Participant” shall mean the Company’s Chief Executive Officer and each other executive officer of the Company or a Subsidiary selected by the Committee pursuant to Section 4.1 to participate in this Plan.

2.11. “Performance Period” shall mean the Company’s fiscal year or such other period that the Committee, in its sole discretion, may establish, provided that no Performance Period shall be more than five years in length.

2.12. “Qualifying Termination” shall have the meaning set forth in the Incentive Compensation Plan.

2.13. “Retirement” shall have the meaning set forth in the Incentive Compensation Plan.

2.14. “Subsidiary” shall mean any corporation, partnership or other organization of which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

2.15. “Termination of Service” shall have the meaning set forth in the Incentive Compensation Plan.

3.	ELIGIBILITY AND ADMINISTRATION

3.1. Eligibility. The individuals eligible to be selected to participate in the Plan shall be the Company’s Chief Executive Officer and any other executive officer of the Company or a Subsidiary.

3.2. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Incentive Awards may from time to time be granted hereunder; (ii) determine the terms and conditions, not inconsistent with the provisions of the Plan, of each Incentive Award, including the length of the Performance Period; (iii) certify the calculation of Core Pre-Tax Income and the amount of the Incentive Award payable to each Participant in respect of each Performance Period; (iv) determine the time when Incentive Awards will be paid and the form of such payment; (v) in connection with the determination of the amount of each Award, determine whether and to what extent the Incentive Award shall be reduced based on such factors as the Committee deems appropriate in its discretion; (vi) determine whether payment of Awards may be deferred by Participants; (vii) interpret and administer the Plan and any instrument or agreement entered into in connection with the Plan; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Incentive Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Subsidiary, any Participant and any person claiming any benefit or right under an Incentive Award or under the Plan.

(c) To the extent not inconsistent with applicable law or the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Company’s securities are listed or qualified for trading), including the applicable provisions of Section 162(m) of the Code, the Committee may delegate to one or more officers of the Company or a committee of officers the authority to take actions on its behalf pursuant to the Plan.

4.	INCENTIVE AWARDS

4.1. Performance Period; Participants. Not later than 90 days after the commencement of each fiscal year of the Company, the Committee shall, in writing (i) designate one or more Performance Periods for such fiscal year, provided that any Performance Period of less than one year shall be designated no later than the date on which 25% of such Performance Period has lapsed, (ii) designate the Participants for such Performance Period(s), (iii) specify any adjustments to Core Pre-Tax Income for the Performance Period and (iv) specify any adjustments to the definitions of Cause and Disability. Notwithstanding the foregoing, if a person becomes eligible to participate in the Plan after the Committee has made its initial designation of participants, such individual may become Participant if so designated in writing by the Committee.

4.2. Certification. Promptly after the date on which the necessary financial or other information for each Performance Period becomes available, the Committee shall certify, in writing, the amount of the Incentive Award for each Participant for such Performance Period and, by operation of the Plan, such certification will necessarily include a certification that the performance goals and other material terms relating to the Incentive Award were in fact satisfied.

4.3. Payment of Incentive Awards. The amount of the Incentive Award actually paid to a Participant shall be determined by the Committee in its sole discretion based on such factors as it deems appropriate, including the Participant’s achievement of the performance measures enumerated in Section 9(b) of the Incentive Compensation Plan, provided that the actual Award shall not exceed the Incentive Award with respect to such Participant. The Award amount determined by the Committee for a Performance Period shall be paid in cash or, to the extent provided in such plan, share-based awards under a shareholder-approved stock plan of the Company. Payment to each Participant shall be made no later than the fifteenth day of the third month following the end of the fiscal year of the Company in which the applicable Performance Period ends, unless payment is deferred pursuant to a plan or arrangement satisfying the requirements of Section 409A of the Code.

4.4. Changes in Employment. If a person becomes a Participant during a Performance Period as specified in Section 4.1, or if a Participant incurs a Termination of Service by reason of death, Disability or Retirement, or if the Participant incurs a Termination of Service by the Company without Cause or otherwise in a Qualifying Termination, during a Performance Period, the Incentive Award payable to such a Participant may, in the discretion of the Committee, be proportionately reduced based on the period of actual employment during the applicable Performance Period. For the avoidance of doubt, if a Participant’s Termination of Service is not described in the foregoing sentence, all unpaid Incentive Awards shall be forfeited upon his or her Termination of Service.

5.	MISCELLANEOUS

5.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including Section 162(m) of the Code, or by the New York Stock Exchange (or such other principal securities market on which the Company’s securities are listed or qualified for trading). No amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Incentive Award previously granted without such Participant’s consent.

5.2. Section 162(m) of the Code. Unless otherwise determined by the Committee, the provisions of this Plan shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company of the payment of Incentive Awards.

5.3. Restrictions on Transfer. No Incentive Award under the Plan shall be assignable or transferable by the Participant thereof, except by will or by the laws of descent and distribution, unless the Committee shall elect to permit such an assignment or transfer in its sole discretion.

5.4. Tax Withholding. The Company or a Subsidiary shall have the right to make all payments or distributions pursuant to the Plan to a Participant, net of any applicable federal, state and local taxes required to be paid or withheld. The Company or a Subsidiary shall have the right to withhold from wages, Awards or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or a Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

5.5. Right of Discharge Reserved; Claims to Incentive Awards. Nothing in this Plan shall provide any Participant a right to receive any Incentive Award or payment under the Plan with respect to a Performance Period. Nothing in the Plan nor the grant of an Incentive Award hereunder shall confer upon any Participant the right to continue in the employment of the Company or a Subsidiary or affect any right that the Company or a Subsidiary may have to terminate the employment of (or to demote or to exclude from future Incentive Awards under the Plan) any such Participant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Incentive Award granted in the event of the termination of employment of any Participant. No

Participant shall have any claim to be granted any Incentive Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

5.6. Nature of Payments. All Incentive Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or a Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Incentive Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or a Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

5.7. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

5.8. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

5.9. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

5.10. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

5.11. Regulatory Compliance. Incentive Awards hereunder may be subject to the requirements of any federal law or regulation that may govern executive compensation and apply to the Company. Notwithstanding any provision of Section 5.1 to the contrary, the Company shall have the right to change this Plan or any Incentive Award, or interpret their respective provisions, so as to comply with such requirements.

5.12. Clawback. Notwithstanding any provision of this Plan to the contrary, any Award, whether paid in cash or share-based awards, is subject to being called for repayment to the Company in accordance with the Company’s policy on the recoupment of incentive compensation, as in effect from time to time, and as required by any federal law or regulation that may govern executive compensation and apply to the Company.

5.13. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Michigan, without reference to principles of conflict of laws that might result in the application of the laws of another jurisdiction, and shall be construed accordingly.

5.14. Effective Date of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the then outstanding securities of the Company entitled to vote generally in the election of directors, which approval shall be obtained prior to the payment of any Incentive Award under the Plan. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

5.15. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.